SIGNATURES

Dated: February 27, 2019

SOTER CAPITAL, LLC

By: /s/ Mary Ann Sigler
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Name:  Mary Ann Sigler
Title:  President and Treasurer

SOTER CAPITAL HOLDINGS, LLC

By: /s/ Mary Ann Sigler
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Name:  Mary Ann Sigler
Title:  President and Treasurer

PE SOTER HOLDINGS, LLC

By: /s/ Mary Ann Sigler
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Name:  Mary Ann Sigler
Title:  President and Treasurer

PLATINUM EQUITY CAPITAL SOTER PARTNERS, L.P.
By:  Platinum Equity Partners III, LLC, its general partner
By:  Platinum Equity Investment Holdings III, LLC, its senior managing member

By: /s/ Mary Ann Sigler
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Name:  Mary Ann Sigler
Title:  Vice President and Treasurer

PLATINUM EQUITY PARTNERS III, LLC
By:  Platinum Equity Investment Holdings III, LLC, its senior managing member

By: /s/ Mary Ann Sigler
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Name:  Mary Ann Sigler
Title:  Vice President and Treasurer

PLATINUM EQUITY INVESTMENT HOLDINGS III, LLC

By: /s/ Mary Ann Sigler
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Name:  Mary Ann Sigler
Title:  Vice President and Treasurer

PLATINUM EQUITY, LLC

By:  /s/ Mary Ann Sigler
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Name:  Mary Ann Sigler
Title:  Executive Vice President, Chief Financial Officer and Treasurer

Tom Gores

/s/ Mary Ann Sigler
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Mary Ann Sigler
Attorney-in-Fact

[Signature Page to Form 4]